INTEREST PURCHASE AGREEMENT

This Interest Purchase Agreement (this "Agreement") is dated as of August 20, 2019 (the "Effective Date") by and between: (i) Heather Griffin ("Griffin"), an individual residing at 6162 Sierra Palos Road Irvine, CA 92603 and Josiah Carroll ("Carroll", and together with Griffin, the "Sellers"), an individual residing at 2012 North Stanley Place Signal Hill CA, 90755(the "Sellers"); and (ii) Solar Integrated Roofing Corporation, a Nevada corporation ("Buyer"). Sellers and Buyer are sometimes referred to in this Agreement collectively as the "Parties" and each individually as a "Party."

Sellers wish to sell, assign and transfer to Buyer, and Buyer, for the consideration set forth below, wishes to purchase from Sellers, the Interests (as hereinafter defined) owned by the Sellers on the terms and conditions more particularly set forth below.

Now, therefore, in consideration of the premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree.as follows:

SECTION 1

DEFINITIONS AND USAGE

1.1Definitions. For purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, initially capitalized terms used in this Agreement have meanings set forth in this Agreement.

1.2Legal Representation of the Parties. This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party will not apply to any construction or interpretation hereof.

SECTION 2

SALE AND PURCHASE OF INTERESTS AND OPTION

2.1Sale of Membership Interests.

(a)Upon (i) the payment to Sellers by Buyer of One Hundred Fifty Thousand Dollars ($150,000.00) (the "Initial Cash Payment") and (ii) issuance of Fifteen Million (15,000,000) restricted shares (the "Shares") of the Buyer's common stock at a price of Twenty Cents ($0.20) per share to the Sellers by Buyer (the "Share Issuance"), the receipt of which is acknowledged by Seller's execution and delivery hereof, Sellers hereby sells, conveys, assigns, transfers and delivers to Buyer, and Buyer purchases and acquires from Sellers all of Sellers' right, title and interest in and to Sellers' interests (the "Interests") in Narrate LLC, a limited liability company organized under the laws of California ("Nanate"). Sellers hereby agree to deliver to Buyer, if any, all physical certificates, representing or evidencing the Interests, together with, if necessary, irrevocable and duly executed assignments in form and substance acceptable to Buyer.

(b)Thirty (30) days after the Effective Date, Buyer shall pay to Sellers (Two Hundred Thousand Dollars) $200,000 cash (the "Final Cash Payment", and together with the Initial Cash Payment and Share Issuance, the "Purchase Price").

(c)The Buyer shall repurchase from Sellers, at Sellers' option (such option being the "Put Right") on the twelve month anniversary of the Effective Date (the "Put Right Exercise Date") as follows:

(i)If Narrate generates Five Million Dollars ($5,000,000.00) in revenue, as calculated by the Buyer's Chief Financial Officer (the "Buyer's Accountant"), at the Put Right Exercise Date, the Sellers shall have the right to sell to Buyer the Shares at a sale price of Ten Cents ($0.10) per share;

(ii)If Narrate generates Seven Million Five Hundred Thousand Dollars ($7,500,000.00) in revenue, as calculated by Buyer's Accountant, at the Put Right Exercise Date, the Sellers shall have the right to sell to Buyer the Shares at a sale price of Fifteen Cents ($0.15) per share; and

(iii)If Narrate generates Ten Million Dollars($10,000,000.00) in revenue, as calculated by a GAAP approved Top 15 Accounting Firm, at the Put Right Exercise Date, the Sellers shall have the right to sell to Buyer the Shares at a sale price of Twenty Cents ($0.20) per share.

The Put Right may be exercised by Sellers on the Put Right Exercise Date, upon its presentation and surrender to Buyer, at Buyer's then current principal office address with the Put Right Exercise Form attached hereto as Exhibit A duly executed. Upon the exercise of the Put Right, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Shares identified on the Put Right Exercise Form at the aggregate price of the number of Shares. The Company must deliver to the Sellers in cash all amounts owed pursuant to the Put Right Exercise Form by not later than ten (10) calendar days from the date of the Company's receipt of such Put Right Exercise Form. Sellers agrees with Buyer that the Put Right is granted and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

(d)In accordance with the table attached hereto as Schedule 2.l(d). for every Ten Million Dollars ($10,000,000.00) Narrate generates in revenue, the employees of Narrate shall each be entitled to earn a bonus equal to 10% of their base salary to be issued in shares of the Buyer's common stock (the "Bonus Shares"). Such Bonus Shares shall be issued on the last day of the Buyer's fiscal quarter immediately subsequent to Narrate generating Ten Million Dollars ($10,000,000.00) in revenue as calculated by Buyer's Accountant. The issuance price of the Bonus Shares shall be calculated at the average of the closing price of the Buyer's common stock as quoted by OTC Markets for the five (5) trading days immediately preceding the date of issuance.

By way of example:

$22,000,000 in revenue is generated by Narrate as of December 31, 2020. If "Employee A" earned a base salary for the twelve month period from January 2020-December 2020 of Seventy Two Thousand Dollars ($72,000), Employee A shall be issued a number of Bonus Shares equal to 20% (10%*2) of Seventy Two Thousand Dollars ($72,000).

SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1Sellers hereby represents, warrants and covenants to the Buyer, as of the date hereof and as of the Effective Date, that each of the following is true and accurate as of the date hereof, which representations, warranties and covenants shall survive the execution and delivery of this Agreement.

(i)Ownership. Sellers are sole and exclusive owner of the Interests and is conveying to Buyer all of its right, title and interest to the Interests, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Interests.

(ii)Due Incorporation; Good Standing. As of the Effective Date, Narrate is duly organized, validly existing and in good standing in the State of California. Narrate has the corporate power and authority to enter into this Agreement and any other agreement to which it is a party in connection herewith, and to consummate the transactions contemplated herein and therein.

(iii)Capitalization. Narrate's authorized membership interests consist solely of 80% Heather Griffin, 20% Josiah Carroll.

(iv)Liabilities of Narrate. Narrate has no liabilities.

(v)No Broker. Neither Narrate, nor any of its managers, members, agents, representatives or employees, as applicable, has employed or engaged any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

(vi)No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Sellers, nor the consummation by Sellers of the transactions contemplated herby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Sellers, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Sellers or any of Sellers' properties or assets, the violation of which would have a material adverse effect upon Sellers, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mo1tgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Sellers are a party or by which Sellers or any of Sellers' properties or assets may be bound which would have a material adverse effect upon Sellers.

(vii)Restrictions on Transfer. The Sellers understand that the Shares and Bonus Shares, if and when issued, have not been registered under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state, (b) the Shares and Bonus Shares, if and when issued, are and will be "restricted securities" as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Securities Act ("Rule 144"), (c) the Shares and Bonus Shares, if and when issued, may not be sold, pledged or otherwise transferred unless a registration statement for such transaction is effective under the Securities

Act and any applicable state securities laws, or unless an exemption from such registration provisions is available with respect to such transaction.

(viii)General Solicitation. The Sellers are not entering into this Agreement as a result of any advertisement, article, notice or other communication regarding the Interests published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(ix)No Conflicts: Advice. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Sellers are subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Sellers are a party. The Sellers have consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Interests.

(x)No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Sellers, threatened against the Sellers which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby.

3.2The Buyer hereby makes the following representations and warranties to Sellers as of the date hereof:

(i)Organization and Qualification. The Buyer is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing.

(ii)Authorization: Enforcement. The Buyer has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Buyer and no further action is required by the Buyer, the Board of Directors or the Buyer's stockholders in connection herewith or therewith. This Agreement has been (or upon delivery will have been) duly executed by the Buyer and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(iii)No Conflicts. The execution, delivery and performance by the Buyer of this Agreement, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Buyer's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Buyer, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Buyer debt or otherwise) or other understanding to which the Buyer is a party or by which any property or asset of the Buyer is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Buyer is subject (including federal and state securities laws and regulations), or by which any property or asset of the Buyer is bound or affected; except in the case of each of clauses (ii) and (iii).

SECTION 4

GENERAL PROVISIONS

4.1Entire Agreement and Modification. This Agreement (including the other agreements and instruments to be executed and delivered by the Parties pursuant hereto) constitutes the entire and final agreement among the Parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, commitments, communications and representations made among the Parties, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Parties.

4.2Assignments; Successors; No Third Party Rights. Other than as expressly permitted herein, no party may assign any of its rights or delegate or cause to be assumed any of its obligations under this Agreement prior to Closing without the prior written consent of each other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as will inure to a successor or permitted assignee pursuant to this Section 4.2.

4.3Severability. If any provision of this Agreement, or the application of any such provision to any party or circumstance is held to be unenforceable or invalid by any governmental body or arbitrator or under any law, ordinance or regulation, the Parties will negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement. In any event, the invalidity of any provision of this Agreement or portion of a provision will not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

4.4Governing Law. This Agreement will be governed by and construed under the laws of the State of California without regard to conflicts-of-laws principles that would require the application of anyother law.

4.5Forum Selection. If any dispute between the Parties arising out of, or relating to this Agreement must be litigated in a court of law, then such Parties hereby stipulate and agree that in such instances such litigation shall be commenced and maintained in a court of competent jurisdiction in San Diego County, California and as a result thereof, such parties hereby waive any and all rights to commence and maintain any such litigation in any other state or federal court, as well as waive any and all rights to a trial by jury on any issue to enforce any term or condition of this Agreement. Such parties hereby further submit to and accept unconditionally, with respect to any such litigation, personal jurisdiction of such California or federal court.

4.6Execution of Agreement. This Agreement may be executed in  one  or  more  counterparts, each of which will be deemed to be an  original copy and all of which,  when taken  together, will be deemed to constitute one and the same agreement. The exchange of copies of this  Agreement  and  of  signature pages by facsimile transmission or electronic mail in PDF format wil1 constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or by electronic mail in PDF format will be deemed to be-;- their original signatures for all purposes.

(See following pages for execution signatures)